FELESKY FLYNN
                             BARRISTERS & SOLICITORS
                           3400 FIRST CANADIAN CENTRE
                               350 - 7 AVENUE S.W.
                         CALGARY, ALBERTA CANADA T2P 3N9
                               TEL (403) 260-3300


                                February 27, 1998


Board of Directors
Sonus Corp.
111 S.W. Fifth Avenue, Suite 2390
Portland, Oregon  97204

Ladies and Gentlemen:

                  We have acted as tax counsel for Sonus Corp. (the "Company") in connection with the registration of certain shares of the Company's common stock under the Securities Act of 1933, as amended ("Securities Act"). We hereby confirm the opinion described under the caption "Canadian Federal Income Tax Considerations" in the prospectus included in the Company's post-effective amendment No. 1 to its registration statement on Form SB-2, Registration No. 333-23137 ("Registration Statement").

                  We also hereby consent to the use of our name under the caption "Canadian Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                       Yours truly,

                                       FELESKY FLYNN

                                       /s/ H. George McKenzie

                                       Per:  H. GEORGE MCKENZIE, Q.C.